Exhibit 10.1

SEPARATION AGREEMENT AND
GENERAL RELEASE OF ALL CLAIMS

     This Separation Agreement and General Release of all Claims (hereinafter “Agreement”) is entered into by and between Glenn M. Fischer (“Executive”) and Airgas, Inc., on behalf of itself and each of its related entities, affiliates and subsidiaries (collectively referred to as “Airgas” or the “Company”).

RECITALS

     WHEREAS, Executive and Airgas are parties to an Executive Employment Agreement dated September 29, 2000 (the “Employment Agreement”); and

     WHEREAS, the parties have agreed that Executive’s employment with Airgas shall terminate effective January 14, 2005 (the “Termination Effective Date”); and

     WHEREAS, Executive and Airgas wish to terminate the Employment Agreement for all purposes and provide in this Agreement for their respective rights and obligations; and

     WHEREAS, concurrently herewith, Executive has submitted his resignation as an officer of Airgas and as a director of National Welders Supply Company, Inc.;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:

I.

     (a) Executive’s employment with Airgas shall terminate on the Termination Effective Date.

     (b) The Employment Agreement shall terminate for all purposes and be of no further force or effect on the later of (i) the date Airgas receives an executed copy of this Agreement from

Executive which has been sent to the address identified in Section VIII hereof, and (ii) the date that the Revocation Period defined in Section VIII hereof terminates (such later date the “Release Effective Date”).

     (c) Within ten (10) business days after the Release Effective Date, Airgas shall pay Executive compensation in the amount of $1,374,046 plus $29,947.20 representing unused vacation pay for calendar year 2005, less such deductions and amounts to be withheld by reason of the compensation and other benefits provided for herein as is required by applicable laws and regulations.

     (d) Airgas agrees that the Stock Option (originally for 60,000 shares) granted to Executive on or about May 7, 2001 shall be deemed fully vested on the Release Effective Date. Airgas further agrees to waive as to all Stock Options previously granted to Executive and as to all shares of common stock issued or issuable upon the exercise of such Stock Options (i) its right to cause the forfeiture of the right to exercise such Stock Options or to require the return of shares of common stock previously issued upon the exercise of such Stock Options as provided for in Section 6(g) of the 1997 Stock Option Plan and (ii) its right to withhold delivery of shares pending the resolution of an inquiry as provided in any instrument evidencing the grant of such Stock Options.

     (e) Within ten (10) business days after the Release Effective Date, Airgas shall pay to Executive the sum of $10,000 to reimburse him for expenses incurred or to be incurred in connection with the employment separation provided for herein.

     (f) Airgas will provide Executive with separate notice of right to elect continued benefits coverage under the Airgas group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) and the Employee Retirement Income Security Act (ERISA), both as amended.

     (g) The parties hereby agree to the language set forth in Exhibit II to be used in any press release relating to Executive’s separation of employment.

II.

     Except for the obligations of the parties as expressly described in this Agreement:

     (a) Executive hereby fully and forever releases, discharges, cancels, waives, and acquits for Executive, his heirs, executors, administrators and assigns, Airgas and each and all of its Boards of Directors, agents, officers, owners, employees, attorneys, successors and assigns (the “Airgas Released Parties”), of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, including personal injury claims, which Executive has, had or may have had against any of the Airgas Released Parties, arising out of, or by reason of any cause, matter, or thing whatsoever existing as of the later of the Termination Effective Date and the date of the execution of this Agreement by Executive, WHETHER KNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT.

     This FULL WAIVER OF ALL CLAIMS includes, without limitation and to the maximum extent permitted by law, claims for attorneys’ fees, costs, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment and/or cessation of that employment, the Employment Agreement and/or the termination of such Employment Agreement, such as, BUT NOT LIMITED TO, any claim, lawsuit or other proceeding arising under the Older Worker’s Benefit Protection Act (OWBPA), the Age Discrimination in Employment Act (ADEA), the Civil Rights Act of 1866 (Section 1981), Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act (ADA), the Labor Management Relations Act (LMRA), the National Labor Relations Act (NLRA), ERISA, COBRA, the Fair Labor Standards Act (FLSA), the Family and

Medical Leave Act of 1993 (FMLA), all as amended, as well as any claims arising under any other federal, state, or local statutes and common law claims of any nature including, but not limited to, claims for wrongful termination, harassment, discrimination, breach of contract or misrepresentation. Nothing contained in this Agreement, however, shall constitute a release by Executive of any vested benefit or stock option benefits to which Executive may otherwise be entitled and/or any claims for workers’ compensation or unemployment compensation.

     Executive further agrees that, while this release does not prevent Executive from filing a charge with or participating in proceedings before the Equal Employment Opportunity Commission (“EEOC”) and/or from challenging the knowing and voluntary nature of this Agreement under the ADEA, Executive acknowledges that Executive has not filed any claims or commenced any action with an administrative agency or court regarding any claims released in this Agreement.

     (b) Anything in this Agreement to the contrary notwithstanding, Executive shall continue to enjoy the benefit of any indemnification rights currently provided for under the Company’s By-Laws or the General Corporation Law of the State of Delaware, for acts and omissions of Executive occurring prior to the Termination Effective Date as well as the benefit of any insurance policies currently maintained by Airgas and covering acts and omissions of Executive occurring prior to the Termination Effective Date.

     (c) Executive hereby waives all right, title and interest in any benefit plan of Airgas and waives and releases all claims based on or related to such benefit plans or programs other than for which Executive is vested as of the Termination Effective Date.

     (d) Executive shall resign from his position as President of the Compressed Gas Association effective within ten (10) business days after the Release Effective Date.

     (e) Within five (5) business days after the Release Effective Date, Executive shall deliver to the Chief Executive Officer of Airgas or his designee:

          (i) a memorandum describing in reasonable detail the key issues that he feels should be addressed by Airgas and his strategy and progress to date in addressing such issues; and

          (ii) a list of the names, addresses and telephone numbers of his key contacts at suppliers and distributors with whom he has dealt during the past 24 months along with any information that he feels may be valuable in dealing effectively with those contacts.

     Airgas hereby fully and forever releases, discharges, cancels, waives, and acquits for Airgas, its successors and assigns, Executive and each of his heirs, executors and administrators (the “Executive Released Parties”), of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, which Airgas has, had or may have had against any of the Executive Released Parties, arising out of, or by reason of any cause, matter, or thing whatsoever existing as of the later of the Termination Effective Date and the date of the execution of this Agreement by Airgas, WHETHER KNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT.

     This FULL WAIVER OF ALL CLAIMS includes, without limitation and to the maximum extent permitted by law, claims for attorneys’ fees, costs, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment and/or cessation of that employment, the Employment Agreement and/or the termination of such Employment Agreement, such as, claims arising under any other federal, state, or local statutes and common law claims of any nature including, but not limited to, claims for breach of contract or misrepresentation.

III.

     (a) Executive agrees:

          (i) To at all times keep secret and retain in the strictest confidence all Confidential Information and Trade Secrets of the Company and not to use or disclose them at any time to anyone outside of the Company, except with the Company’s express written consent; and

          (ii) To deliver promptly to the Company all memoranda, notes, records, reports, manuals, drawings and other documents in all media (and all copies thereof) relating to the Company’s business and all property associated therewith, which Executive possesses or has under his control.

     (b) For purposes of this Agreement, “Confidential Information” shall mean information disclosed to Executive or known by Executive as a consequence of or through his employment by the Company, not generally known in the industry in which the Company is or may become engaged or otherwise generally available or ascertainable, about the Company’s products, processes, and services, including, but not limited to, information relating to research, development, inventions, manufacture, purchasing, business methods, accounting, engineering, marketing, information systems, business strategies, merchandising, and selling. For purposes of this Agreement, “Trade Secret” means the whole or any portion or phase of any scientific or technical information, design, process, formula, or improvement which is secret and is not generally available to the public, and which gives one who uses it an advantage over competitors who do not know of or use it.

     (c) In addition to his obligations under paragraph (a) above, Executive agrees to return promptly any and all customer lists to the Company and agrees that he shall not at any time, directly or indirectly, use the Company’s customer list for his own benefit or the benefit of any third party or disclose the Company’s customer list to any person, firm or corporation. Executive agrees that for a period of two (2) years after the Termination Effective Date, (i) he shall not solicit any individual to terminate his or her employment with the Company and/or any subsidiary of the Company and (ii) he shall not directly or indirectly employ or retain as an independent contractor or consultant or utilize the business related services of any individual who was employed by the Company or any of its subsidiaries at any time within one (1) year prior to their being hired by Executive; provided, however, that the restrictions set forth in clause (ii) above shall only apply to any individual who, during the time of employment by the Company or any of its subsidiaries, had management responsibilities or sales responsibilities, or who was an officer of the Company or any of its subsidiaries.

     (d) If Executive violates any of the provisions of paragraphs (a) or (c) of this Section III, the Company shall have the following rights and remedies:

          (i) The right and remedy to have the provisions of paragraphs (a) and (c) of this Section III specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such violation will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

          (ii) The right and remedy to recover damages.

     (e) Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. If any of the covenants contained in paragraphs (a) or (c) of this Section III or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs (a) or (c) of this Section III, or any part thereof, is held to be unenforceable because of the duration of such provision or the scope of the subject matter thereof or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

     (f) The Company is the sole owner of all the products and proceeds of Executive’s services under the Employment Agreement, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, business methods, computer programs and other intellectual properties that Executive may have acquired, obtained, developed or created in connection with Executive’s employment under the Employment Agreement, free and clear of any claims by Executive (or anyone claiming under Executive) of any kind or character whatsoever. Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any such properties.

IV.

     By execution of this Agreement, Executive avows that the following statements are true:

     (a) Executive has been given the opportunity and has, in fact, read this entire Agreement, and has had all questions regarding its meaning answered to his satisfaction;

     (b) Executive is hereby and has previously been advised to, and has been given the full opportunity to, have this Agreement reviewed by legal counsel;

     (c) Certain of the payments and benefits that the Company has agreed to provide in Section I of this Agreement are payments and benefits to which Executive would not otherwise be entitled in the absence of this Agreement;

     (d) The content of this Agreement is written in plain language, is fully understood, and it is also understood that it is a FULL WAIVER OF ALL CLAIMS;

     (e) This FULL WAIVER OF ALL CLAIMS is given in return for valuable consideration as provided under the terms of this Agreement, including, but not limited to the payments described in Section I above;

     (f) This Agreement is knowingly and voluntarily entered into and no representations have been made to induce or influence execution of this Agreement other than those contained herein;

     (g) Executive acknowledges having been given twenty-one (21) days to consider this Agreement before signing;

     (h) Executive has not heretofore assigned or transferred or purported to assign or transfer to any person or entity any claim or portion thereof or interest therein which is released, acquitted or discharged in this Agreement;

     (i) Airgas is not obligated to provide and Executive shall not receive any money or consideration from Airgas other than the money and consideration referenced in Section I of this Agreement or elsewhere herein;

     (j) Executive acknowledges that he shall have until 5:00 EST on March 1, 2005 in which to submit to Dwight Wilson at Airgas, Inc., 259 N. Radnor-Chester Road, Suite 100, Radnor, PA 19087, any and all requests for business expenses incurred through the Termination Effective Date. Airgas shall process any such requests in accordance with its current applicable policies and procedures. Executive further acknowledges that, after March 1, 2005, Airgas shall have no obligation to receive or process additional requests for reimbursement;

     (k) Executive has not relied upon any advice whatsoever from Airgas or its attorneys as to the taxability, whether pursuant to federal, state or local tax statutes, regulations or otherwise, of the payments or considerations promised hereunder and Executive is solely responsible and liable for any amount of tax obligations arising from the payment of the sums specified in Section I and all tax obligations, if any, will be paid in full by Executive. Executive agrees to indemnify and hold Airgas harmless from and against any and all liabilities arising out of failure to comply with this paragraph;

     (l) Executive acknowledges that, effective on the Termination Effective Date, Executive will not be entitled to further participate in any benefits made available to employees of the Company nor to any benefits under the Change of Control Agreement to which Executive and Airgas are parties; and

     (m) Executive has no pending workers’ compensation claim(s) against Airgas and knows of no situations that might give rise to any such claim.

V.

     This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the Commonwealth of Pennsylvania and any action involving this Agreement may be brought in the Court of Common Pleas of Montgomery County or the District Court for the Eastern District of Pennsylvania. Each party agrees to the jurisdiction and proper venue of such courts and agrees that neither such court is an inconvenient forum.

VI.

     If any provision of this Separation Agreement and General Release of all Claims, or the application thereof, is held to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

VII.

     This Agreement shall be deemed drafted by the parties hereto. The language of all parts of this Agreement shall be construed as a whole, according to their fair meaning and any presumption or other principles that language herein is to be construed against any party shall not apply.

VIII.

     Executive understands and acknowledges that he has been given twenty-one (21) days from the date hereof to consider this Agreement. Executive also understands and acknowledges that Executive has seven (7) days after signing this Agreement to revoke Executive’s consent (the “Revocation Period”). The parties further agree that any changes to this Agreement, whether material or not, shall not cause the twenty-one (21) days to re-start. If Executive elects to revoke this Agreement, Executive must send Executive’s written notice of revocation to Dwight Wilson, Senior Vice President — Human Resources, at Airgas, Inc., Radnor Court, Suite 100, 259 N. Radnor-Chester Road, Radnor, PA 19087-5283 by a recognized overnight courier providing proof of delivery. Executive acknowledges that, except for Section I(a) hereof, which is effective immediately, this Agreement is not effective unless and until an executed form of this Agreement has been delivered in the manner described in this Section VIII and the Revocation Period has expired.

IX.

     This Agreement constitutes the sole and entire Agreement between the parties hereto with respect to the subject matter hereof. There are no collateral understandings, representations or agreements other than those contained herein. It is understood and agreed that the execution of this Agreement by Airgas is not an admission of liability on its part to Executive, and execution of this Agreement by Executive is not an admission of liability on his part to Airgas.

     IN WITNESS WHEREOF, the undersigned parties have signed this Agreement on the dates indicated herein.

AIRGAS, INC.

By: /s/Dwight T. Wilson Print Name: Dwight T. Wilson
Title: Senior Vice President – Human Resources Date: 1/14/05

I declare that the terms of this Separation Agreement and General Release of all Claims have been completely read, that I have had the opportunity to consult with an attorney and was advised to do so, and that the terms of the legal release are fully understood and are voluntarily accepted knowing that I am waiving legal rights.

By: /s/Glenn M. Fischer

Date: 1/14/05

Witness: /s/Dean A. Bertolino

Printed Name Dean A. Bertolino            Date 1/14/05

EXHIBIT I

ACKNOWLEDGEMENT OF RIGHTS UNDER
OLDER WORKERS BENEFIT PROTECTION ACT

     I, Glenn M. Fischer, acknowledge that I have read and understand the attached Separation Agreement and General Release of Claims (“Agreement”). I further understand that the Agreement is revocable by me for a period of seven (7) days following execution thereof, and that except for Section I(a) thereof, which is effective immediately, the Agreement shall not become effective or enforceable until this seven-day revocation period has ended.

     I further agree that, while this release does not prevent me from filing a charge with, participating in proceedings before the Equal Employment Opportunity Commission (“EEOC”) and/or from challenging the knowing and voluntary nature of this Agreement under the ADEA, I acknowledge that I have not filed any claims or commenced any action with an administrative agency or court regarding any claims released in this Agreement.

     I acknowledge that I have been encouraged to discuss the release language in the Agreement with an attorney prior to executing the Agreement and that I have thoroughly reviewed and understand the effect of the release. I further acknowledge that I have been given twenty-one (21) days in which to consider the Agreement and that, if I sign the Agreement before the end of the twenty-one (21) day period, I am doing so freely, voluntarily and after having had full and fair opportunity to consult with my retained counsel.

/s/Glenn M. Fischer	Date: 1/14/05

EXHIBIT II

Airgas President and COO Glenn M. Fischer Resigns;
Michael L. Molinini Named Executive Vice President and COO

RADNOR, PA – DATE — Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products, today announced that Glenn M. Fischer resigned on Friday, January 14, 2005. The company has appointed Michael L. Molinini executive vice president and chief operating officer.

“Glenn made valuable contributions to our organizational structure, discipline and performance,” said Peter McCausland, Airgas chairman and chief executive officer. “He contributed to the team effort which has put Airgas in a position to continue to grow and successfully execute its strategy. I wish him continued success.”